                                                                    EXHIBIT 10.1

                                U.S.$150,000,000

                           REVOLVING CREDIT AGREEMENT

                         Dated as of September 29, 1999



                                      Among


                                  AZURIX CORP.

                                   as Borrower

                                       and


                             THE BANKS NAMED HEREIN

                                    as Banks

                                       and


                            CHASE BANK OF TEXAS, N.A.

                             as Administrative Agent

                                       and


                           CREDIT SUISSE FIRST BOSTON

                             as Documentation Agent

                                TABLE OF CONTENTS


                                                                             PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...................................  1
         SECTION 1.01. Certain Defined Terms.................................  1
         SECTION 1.02. Computation of Time Periods........................... 10
         SECTION 1.03. Accounting Terms...................................... 10
         SECTION 1.04. Miscellaneous......................................... 10
         SECTION 1.05. Ratings............................................... 10

ARTICLE II AMOUNT AND TERMS OF THE ADVANCES.................................. 10
         SECTION 2.01. The Advances.......................................... 10
         SECTION 2.02. Making the Advances................................... 10
         SECTION 2.03. Fees.................................................. 11
         SECTION 2.04. Repayment............................................. 12
         SECTION 2.05. Interest.............................................. 12
         SECTION 2.06. Additional Interest on LIBOR Advances................. 12
         SECTION 2.07. Interest Rate Determination and Protection............ 12
         SECTION 2.08. Voluntary Conversion of Advances...................... 13
         SECTION 2.09. Prepayments........................................... 14
         SECTION 2.10. Increased Costs; Capital Adequacy, Etc................ 14
         SECTION 2.11. Illegality............................................ 15
         SECTION 2.12. Payments and Computations............................. 16
         SECTION 2.13. Taxes................................................. 16
         SECTION 2.14. Sharing of Payments, Etc.............................. 18
         SECTION 2.15. Ratable Reduction or Termination of the Commitments;
                       Effect of Termination................................. 18
         SECTION 2.16. Replacement of Bank................................... 18
         SECTION 2.17. Renewal of Commitments................................ 19
         SECTION 2.18. Replacement of Commitments............................ 20
         SECTION 2.19. Non-Ratable Reduction or Termination of Commitment.... 20

ARTICLE III CONDITIONS TO ADVANCES........................................... 21
         SECTION 3.01. Initial Condition Precedent........................... 21
         SECTION 3.02. Additional Conditions Precedent to Each Advance....... 21

ARTICLE IV REPRESENTATIONS AND WARRANTIES.................................... 22
         SECTION 4.01. Representations and Warranties of the Borrower........ 22
         SECTION 4.02. Year 2000............................................. 23

ARTICLE V COVENANTS OF THE BORROWER.......................................... 23
         SECTION 5.01. Affirmative Covenants................................. 23
         SECTION 5.02. Negative Covenants.................................... 25

ARTICLE VI EVENTS OF DEFAULT................................................. 26
         SECTION 6.01. Events of Default..................................... 26

ARTICLE VII THE ADMINISTRATIVE AGENT......................................... 28
         SECTION 7.01. Authorization and Action.............................. 28
         SECTION 7.02. Administrative Agent's Reliance, Etc.................. 28
         SECTION 7.03. Administrative Agent and Its Affiliates............... 29

         SECTION 7.04. Bank Credit Decision.................................. 29
         SECTION 7.05. Certain Rights of the Administrative Agent............ 29
         SECTION 7.06. Holders............................................... 29
         SECTION 7.07. Indemnification....................................... 30
         SECTION 7.08. Resignation by the Administrative Agent............... 30

ARTICLE VIII MISCELLANEOUS................................................... 31
         SECTION 8.01. Amendments, Etc....................................... 31
         SECTION 8.02. Notices, Etc.......................................... 31
         SECTION 8.03. No Waiver; Remedies................................... 32
         SECTION 8.04. Costs, Expenses and Taxes............................. 32
         SECTION 8.05. Right of Set-Off...................................... 33
         SECTION 8.06. Assignments and Participations........................ 33
         SECTION 8.07. Governing Law; Entire Agreement....................... 35
         SECTION 8.08. Interest.............................................. 35
         SECTION 8.09. Confidentiality....................................... 36
         SECTION 8.10. Execution in Counterparts............................. 36
         SECTION 8.11. Domicile of Loans..................................... 36
         SECTION 8.12. Binding Effect........................................ 36
         SECTION 8.13. Return of Notes....................................... 36

Schedule I -      Facility and Utilization Fees and Applicable Margins
Schedule II -     Applicable Lending Offices

Exhibit A       - Form of Promissory Note
Exhibit B       - Notice of Borrowing
Exhibit C       - Opinion of Vinson & Elkins L.L.P., Counsel to Borrower
Exhibit D       - Opinion of Executive Director and General Counsel of Borrower
Exhibit E       - Assignment and Acceptance
Exhibit F-1     - New Bank Agreement
Exhibit F-2     - Commitment Increase Agreement

                           REVOLVING CREDIT AGREEMENT

                         Dated as of September 29, 1999


         AZURIX CORP., a Delaware corporation, (the "Borrower"), the lenders party hereto, CHASE BANK OF TEXAS, N.A., as Administrative Agent hereunder, and CREDIT SUISSE FIRST BOSTON, as Documentation Agent hereunder, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "Advance" means an advance by a Bank to the Borrower pursuant to Article II, and refers to a Base Rate Advance or a LIBOR Advance (each of which shall be a "Type" of Advance).

                  "Administrative Agent" means Chase Bank of Texas, National Association, in its capacity as Administrative Agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.08.

                  "AEL" means Azurix Europe Ltd., a corporation organized under the laws of England and Wales (Registered No. 3570749) and an indirect wholly-owned subsidiary of Borrower.

                  "AEL Credit Facility" means the Agreement dated 10th May 1999 Pound Sterling425,000,000 Credit Facility for Azurix Europe Ltd. arranged by Chase Manhattan Plc and Westdeutsche Landesbank Girozentrale.

                  "Agreement" means this Revolving Credit Agreement, as same may be amended, extended, supplemented or modified from time to time in the future.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a LIBOR Advance.

                  "Applicable Margin" means, for any Base Rate Advance and for any Interest Period for each LIBOR Advance comprising part of the same Borrowing, the percentage per annum applicable to such Base Rate Advance or such LIBOR Advance, as the case may be, as shown in Schedule I and being based on (a) the Type of Advance (i.e., Base Rate Advance or LIBOR Advance), and (b) the Rating Level, which for the purposes of determining the Applicable Margin for any Interest Period for any LIBOR Advance shall be the Rating Level in effect on the first day of such Interest Period and for the purposes of determining the Applicable Margin for any Base Rate Advance shall be the Rating Level in effect from time to time.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F.

                  "Bankruptcy Code" means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

                  "Banks" means the lender listed on the signature pages hereof and each Eligible Assignee that becomes a Bank party hereto pursuant to Section 2.16, Section 2.18 or Section 8.06(a), (b) and (d).

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Chase Manhattan Bank in New York, New York from time to time, as its prime rate; and

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of one percent per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Chase Manhattan Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Chase Manhattan Bank from three New York certificate of deposit dealers of recognized standing selected by Chase Manhattan Bank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Chase Manhattan Bank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Chase Manhattan Bank for determining the then current annual assessment payable by Chase Manhattan Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Chase Manhattan Bank in the United States; and

                  (c) the sum of 1/2 of one percent per annum plus the Federal Funds Rate in effect from time to time.

                  "Base Rate Advance" means an Advance which bears interest as provided in Section 2.05(a).

                  "Borrower" means Azurix Corp., a Delaware corporation, and any successor thereto pursuant to Section 5.02(d)(ii).

                  "Borrowing" means a borrowing hereunder consisting of Advances of the same Type made on the same day by the Banks.

                  "Business Day" means (i) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in New York City or Houston, Texas and (ii) if the applicable Business Day relates to any LIBOR Advances, any day which is a "Business Day" described in clause (i) and which is also a day for trading by and between banks in the London interbank Eurodollar market.

                  "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Chase Manhattan Bank" means The Chase Manhattan Bank in New York, New York.

                  "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

                  "Commitment" has the meaning specified in Section 2.01.

                  "Commitment Increase Agreement" means an agreement entered into by a Bank, the Borrower and the Administrative Agent substantially in the form of Exhibit F-2.

                  "Consolidated" refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP.

                  "Consolidated Capital" means, at any date, an amount equal to the Consolidated stockholders' equity of the Borrower and its Subsidiaries, plus minority interests in Consolidated Subsidiaries, all determined in accordance with GAAP as of such date.

                  "Consolidated Debt" means as to the Borrower and its Consolidated Subsidiaries, for any period, Debt of such Persons on a Consolidated basis less cash and cash equivalents that are subject to a lien securing Debt of the Borrower or any of its Consolidated Subsidiaries.

                  "Consolidated Debt to Consolidated EBITDA Ratio" means as to the Borrower and its Consolidated Subsidiaries, for any day, the ratio of (a) the average of, Consolidated Debt on the last day of each of the fiscal quarters of the Reference Period to (b) Consolidated EBITDA for the Reference Period; and in the case of (a) and (b) the Reference Period ending on the last day of the most recent calendar quarter.

                  "Consolidated EBITDA" means as to the Borrower and its Consolidated Subsidiaries, for any period, without duplication, the amount equal to net income plus or minus all non-working capital adjustments to net income used to reconcile net income to cash flow from operating activities excluding gains or losses from asset dispositions incurred in the ordinary course of business; plus interest expense; plus current income tax expense; plus or minus extraordinary losses or gains, respectively; plus the cumulative effect of a change in accounting principles if a loss; minus the cumulative effect of a change in accounting principles if a gain.

                  "Consolidated Fixed Charge Coverage Ratio" means, as to the Borrower and its Consolidated Subsidiaries, for any day, the ratio of (a) Consolidated EBITDA for the Reference Period ending on the last day of the most recent calendar quarter, less cash income taxes actually paid during the Reference Period ending on the last day of the most recent calendar quarter net of cash income tax refunds actually received during such Reference Period to (b) Interest Expense during the Reference Period ending on the last day of the most recent calendar quarter.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to
Section 2.07, Section 2.08, Section 2.10(b) or Section 2.11.

                  "Currency Protection Agreement" is defined to mean with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

                  "Debt" of any Person means, at any date, without duplication,
(i) obligations for the repayment of money borrowed which are or should be shown on a balance sheet as debt in accordance with GAAP, (ii) obligations as lessee under leases which, in accordance with GAAP, are capital leases, and (iii) guaranties of payment or collection of any obligations described in clauses (i) and (ii) of other Persons, or obligations to support future equity contributions to another Person calculated in accordance with GAAP, provided, that clauses (i) and (ii) include, in the case of obligations of the Borrower or any Subsidiary, only such obligations as are or should be shown as debt or capital lease liabilities on a Consolidated balance sheet in accordance with GAAP; provided, further, that the following shall not constitute Debt: (A) transfers of Permitted Receivables pursuant to a Permitted Receivables Purchase Facility (and indemnification, recourse or repurchase obligations thereunder) and (B) the liability of any Person as a general partner of a partnership for Debt of such partnership, if the partnership is not a Subsidiary of such Person.

                  "Documentation Agent " means Credit Suisse First Boston.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance or New Bank Agreement pursuant to which it became a Bank or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Eligible Assignee" means (i) any Bank, and (ii) with the consent of the Administrative Agent and the Borrower (which consent will not be unreasonably withheld), any other commercial bank or financial institution not covered by clause (i) of this definition; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be an Eligible Assignee.

                  "Enron Credit Facility" means that certain Credit Agreement, dated as of May 1, 1999, between Borrower and Enron Corp., a Delaware corporation and all related documents.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, as in effect from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule II hereto or in the Assignment and Acceptance or New Bank Agreement pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Existing Commitments" has the meaning given such term in
Section 2.17 hereof.

                  "Existing Termination Date" has the meaning given such term in
Section 2.17 hereof.

                  "FDIC" means the Federal Deposit Insurance Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

                  "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

                  "GAAP" means United States generally accepted accounting principles and policies consistent with those applied in the preparation of the audited consolidated financial statements referred to in Section 4.01(d).

                  "Granting Bank" has the meaning specified in Section 8.06(h).

                  "Hostile Acquisition" means an acquisition by the Borrower or any Subsidiary of ownership or voting control of 10% or more of any class of equity securities or interests of any Person, in any case without the prior concurrence of a majority (or any higher proportion required by such Person's organizational documents) of the directors, trustees, members or individuals performing similar functions with respect to such Person.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

                  "Interest Expense" means, with respect to the Borrower and its Subsidiaries determined on a Consolidated basis, for any period the total interest expense for such period determined in conformity with GAAP, including any interest expense attributable to Capitalized Lease Obligations, less interest income of Borrower and its Consolidated Subsidiaries determined on a Consolidated basis in accordance with GAAP to the extent such income is attributable to cash and cash equivalents that are subject to a lien securing Debt of the Borrower or any Consolidated Subsidiary.

                  "Interest Period" means, with respect to each LIBOR Advance, in each case comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or, as to any Interest Period, such other period as the Borrower and the Banks may agree to for such Interest Period), in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. on the third Business Day prior to the first day of such Interest Period (or, as to any Interest Period, at such other time as the Borrower and the Banks may agree to for such Interest Period), select; provided, however, that:

                  (i) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a LIBOR Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) no Interest Period may end after the Termination Date.

                  "Interest Rate Protection Agreement" is defined to mean, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

                  "LIBO Rate" means, for any Interest Period for each LIBOR Advance comprising part of the same Borrowing, the rate per annum (rounded to the nearest 1/100 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of the relevant Interest Period for a term comparable to such Interest Period; (ii) if for any reason such rate is not available, the rate per annum (rounded upward to the nearest 1/100 of 1% per annum) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates; and (iii) if neither the Telerate Page 3750 nor the Reuters Screen LIBO page rate is available, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Administrative Agent at its request, quoted by the Reference Bank for deposits offered to leading banks in the London interbank market, at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the LIBOR Advance of the Reference Bank comprising part of such Borrowing and for a period equal to such Interest Period. If the LIBO Rate is determined pursuant to clause (iii) of this definition, such determination shall be made by the Administrative Agent on the basis of the applicable rate furnished to and received by the Administrative Agent from the Reference Bank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

                  "LIBOR Advance" means an Advance which bears interest as provided in Section 2.05(b).

                  "Lien" means, when used with respect to any Person, any voluntary mortgage, lien, charge, or security interest upon, or pledge of, an asset, or any lease intended as security, any capital lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "Loan Document" means this Agreement, each Note, each Notice of Borrowing and each other document or instrument executed and delivered in connection with this Agreement.

                  "Majority Banks" means at any time Banks holding more than 50% of the then aggregate unpaid principal amount of the Notes held by Banks, or, if no such principal amount is then outstanding, Banks having at least 51% of the Commitments.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate, and more than one employer other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                  "New Bank Agreement" means an agreement entered into by a bank or other financial institution, the Borrower and the Administrative Agent, substantially in the form of Exhibit G-1.

                  "Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Advances owed to such Bank.

                  "Notice of Borrowing" has the meaning specified in Section
2.02.

                  "Other Taxes" has the meaning specified in Section 2.13(c).

                  "Payment Office" means the office of the Administrative Agent located at 600 Travis Street, Houston, Texas 77002, or such other office as the Administrative Agent may designate by written notice to the other parties hereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

                  "Permitted Liens" shall mean:

                  (a) Liens existing on the date of this Agreement;

                  (b) purchase money Liens incurred to secure Debt that finances the purchase price of Property acquired in the ordinary course of business of the Borrower and its Subsidiaries or the cost of any improvements or construction with respect to such Property, and which Liens will not cover any Property other than that being purchased, improved or constructed;

                  (c) Liens on any Property of the Borrower and its Subsidiaries securing obligations incurred pursuant to Permitted Working Capital Facilities, so long as the credit extended under such facilities and secured by Liens does not exceed $300,000,000;

                  (d) Liens incurred in connection with Capitalized Lease Obligations, Currency Protection Agreements or Interest Rate Protection Agreements;

                  (e) Liens created by a Subsidiary to secure Debt incurred to fund capital expenditures that are required under existing licenses or contracts for the ownership or operation of water or wastewater systems or assets; and

                  (f) Liens in respect of extensions, renewals, refunding or refinancing of any Debt secured by any of the Liens referred to in clauses (a) through (e) above, provided that the Liens in connection with such renewal, extension, refunding or refinancing shall be limited to all or part of the specific Property which was subject to the original Lien.

                  "Permitted Receivables" means (a) any receivables, rights and indebtedness (whether now existing or hereafter arising) resulting from the sale or lease of goods or services by the Borrower or its Subsidiaries, including indebtedness to pay amounts for future goods or services to be delivered within 90 days of the date invoiced, in the ordinary course of business, and (b) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or indebtedness.

                  "Permitted Receivables Purchase Facility" means any agreement of the Borrower or any of its Subsidiaries providing for transfers of Permitted Receivables purporting to be sales by such Person (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's affiliates), by way of a guaranty or any other support arrangement, for the collectibility of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

                  "Permitted Working Capital Facilities" is defined to mean one or more credit agreements providing for the extension of credit to the Borrower and/or its Subsidiaries for working capital or general corporate purposes, including the financing of the costs and expenses of acquisitions and any amendment, supplement, refinancing, renewal, repayment or extension thereof.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

                  "Plan" means an employee benefit plan (other than a Multiemployer Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

                  "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

                  "Principal Subsidiary" means, at any time, any Subsidiary of the Borrower meeting the definition of a "significant subsidiary" with respect to the Borrower contained as of the date hereof in Regulation S-X of the United States Securities and Exchange Commission or any successor entity.

                  "Prohibited Acquisition" means an acquisition by Borrower or any Subsidiary of any interest in, or any right of control over voting equity interests in, or over the management of, any Person engaged in any way in production of electric power by nuclear generation, or any Person engaged in production of electric power for which a material part of such Person's operations, revenues or assets involve solar or wind generation.

                  "Property" of any Person is defined to mean all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

                  "Rating Level" means (i) until the earlier of (A) the date that both Moody's and S&P have issued ratings for the Borrower's senior unsecured long-term debt and (B) October 31, 1999, Rating Level III, as set forth in Schedule I, and (ii) all times thereafter, the applicable category of rating level contained in Schedule I which is based on the rating of the Borrower's senior unsecured long-term debt as classified by Moody's and/or Standard & Poor's and which shall be the highest (subject, however, to the first footnote on Schedule I) applicable Rating Level I, Rating Level II, Rating Level III, Rating Level IV or Rating Level V, as the case may be, as set forth in
Schedule I; provided, that (w) if (but only if) subsequent to October 31, 1999, either Moody's or S&P no longer assigns a rating to the Borrower's senior unsecured long-term debt, for purposes of determining the applicable Rating Level in accordance with Schedule I, the Borrower may substitute an equivalent rating by either Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.; (x) no more than two agencies' ratings, one of which must be by either Moody's or S&P, will be taken into account at any time for purposes of Schedule I; (y) if subsequent to October 31, 1999, only one rating agency assigns a rating to the Borrower's senior unsecured long-term debt, for purposes of determining the applicable Rating Level in accordance with the first footnote on Schedule I, the absence of a second rating will be deemed to be the equivalent of a rating of BB-/Ba3; and (z) if subsequent to October 31, 1999, at all times that neither Moody's nor S&P assigns a rating to the Borrower's senior unsecured long-term debt, the applicable Rating Level will be Level V.

                  "Reference Bank" means Chase Manhattan Bank.

                  "Reference Period" means the four (4) complete fiscal quarters for which financial information is available preceding the date of a requirement to make a financial calculation.

                  "Register" has the meaning specified in Section 8.06(c).

                  "SPC" has the meaning specified in Section 8.06(h).

                  "Standard & Poor's" and "S&P" each means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. on the date hereof.

                  "Stated Termination Date" means September 27, 2000 or such later date, if any, as may be in effect pursuant to Section 2.17.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power (irrespective of whether or not at the time capital stock or other equity interest of any other class or classes of such corporation, partnership, joint venture, or other entity shall or might have voting power upon the occurrence of any contingency) is at the time owned directly or indirectly by such Person; provided, however, that no such corporation, partnership, joint venture or other entity shall (a) constitute a Subsidiary of the Borrower, unless such entity is a Consolidated Subsidiary of the Borrower, or (b) constitute a Subsidiary of any other Person, unless such entity would appear as a Consolidated Subsidiary of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP; provided further, that a corporation, partnership, joint venture or other entity shall constitute a Subsidiary of the Borrower if such entity appears as a Consolidated Subsidiary of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise provided or the context otherwise requires, the term "Subsidiary" when used herein shall refer to a Subsidiary of the Borrower.

                  "Taxes" has the meaning specified in Section 2.13(a).

                  "Terminating Bank" has the meaning specified in Section 2.17.

                  "Termination Date" means the earlier of (i) the Stated Termination Date and (ii) the earlier date of termination in whole of the Commitments pursuant to Section 2.15 or 6.01.

                  "Termination Event" means (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under
Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Total Capitalization Ratio" means as to the Borrower and its Consolidated Subsidiaries, for any day, the ratio of Consolidated Debt to the sum of (i) Consolidated Capital and (ii) Consolidated Debt.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Unless otherwise indicated, all references to a particular time are references to New York City time.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with, and certificates of compliance with financial covenants shall be based on, GAAP; provided, however, the financial statements and reports required pursuant to Sections 5.01(a)(i) and (viii) shall be prepared in accordance with generally accepted accounting principles consistently applied except to the extent stated therein.

                  SECTION 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,".

                  SECTION 1.05. Ratings. A rating, whether public or private, by Standard & Poor's or Moody's shall be deemed to be in effect on the date of announcement or publication by Standard & Poor's or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the date when any change in such rating is deemed to be in effect. In the event any of the rating categories used by Moody's or Standard & Poor's is revised or designated differently (such as by changing letter designations to different letter designations or to numerical designations), then the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Bank's name on the signature pages hereof or, if such Bank has entered into any Assignment and Acceptance, New Bank Agreement or Commitment Increase Agreement, set forth for such Bank in the Register maintained by the Administrative Agent pursuant to Section 8.06(c), as such amount may be adjusted pursuant to Section 2.10(e), Section 2.15, Section 2.16, Section 2.17, Section 2.18, Section 2.19 or Section 6.01 (such Bank's "Commitment"). Each Borrowing shall be in an aggregate amount not less than (x) in the case of a Borrowing comprised of LIBOR Advances, $2,000,000 and (y) in the case of a Borrowing comprised of Base Rate Advances, $1,000,000, and shall consist of Advances of the same Type having (in the case of a Borrowing comprised of LIBOR Advances) the same Interest Period, made on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Commitment, the Borrower may borrow, prepay pursuant to Section
2.09 and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (x) in the case of a proposed Borrowing comprised of LIBOR Advances, at least three Business Days prior to the date of the proposed Borrowing (or, as to any proposed Borrowing comprised of LIBOR Advances, at such other time as the Borrower and the Banks may agree to for such proposed Borrowing) and (y) in the case of a proposed Borrowing comprised of Base Rate Advances, on the day of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Bank prompt notice thereof by telex, telecopy or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex, telecopy or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of LIBOR Advances, initial Interest Period for each such Advance, provided that the Borrower may not specify LIBOR Advances for any Borrowing if, after giving effect to such Borrowing, LIBOR Advances having more than five (5) different Interest Periods shall be outstanding. In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.05(b). Each Bank shall, before 11:00 A.M. (2:00 P.M. in the case of a Borrowing comprised of Base Rate Advances) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in same day funds, such Bank's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

         (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's ratable portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement.

         (d) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

                  SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a facility fee on the average daily unused amount of such Bank's Commitment from the date hereof in the case of each Bank listed on the signature pages hereof and from the effective date specified in the Assignment and Acceptance or New Bank Agreement pursuant to which it became a Bank in the case of each other Bank until the Termination Date. The facility fee is payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1999, and on the Termination Date. The rate per annum of the facility fee for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on the first day of such quarter.

         (b) Utilization Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a utilization fee on the aggregate outstanding principal amount of all Advances. The utilization fee shall accrue on such outstanding principal amount for the number of days during which the aggregate outstanding principal amount of all

Advances exceeds 50% of the aggregate Commitments. The utilization fee is payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1999, and on the date the Advances are paid in full. The rate per annum of the utilization fee for each calendar quarter shall be determined as provided in Schedule I based on the Rating Level in effect on the first day of such quarter.

         (c) Additional Fees. The Borrower shall pay to the Administrative Agent such fees as may be separately agreed to by it and the Administrative Agent.

                  SECTION 2.04. Repayment. The Borrower shall repay the unpaid principal amount of each Advance owed to each Bank in accordance with the Note to the order of such Bank. With respect to each Bank, all Advances owed to such Bank shall be due and payable on the Stated Termination Date applicable to such Bank or such earlier date such Advances are due and payable to such Bank pursuant to any other provision of this Agreement.

                  SECTION 2.05. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owed to each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances in effect from time to time, payable quarterly on the last day of each March, June, September and December (beginning December 31, 1999) during such periods and on the date such Base Rate Advance shall be Converted or paid in full; provided that any amount of principal (other than principal of LIBOR Advances bearing interest pursuant to the proviso to Section 2.05(b)) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of 2% per annum plus the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances in effect from time to time.

         (b) LIBOR Advances. During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the LIBO Rate for such Interest Period for such Advance plus the Applicable Margin per annum for such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any amount of principal of any LIBOR Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) the sum of 2% per annum plus the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances in effect from time to time and (y) the sum of 2% per annum plus the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

                  SECTION 2.06. Additional Interest on LIBOR Advances. If any Bank is required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, and if as a result thereof there is an increase in the cost to such Bank of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts, as additional interest hereunder, sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.07. Interest Rate Determination and Protection. (a) If at any time the LIBO Rate is determined pursuant to clause (iii) of the definition herein of LIBO Rate, the Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining such LIBO Rate.

         (b) The Administrative Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.05(a) or (b), and the applicable rate, if any, furnished by the Reference Bank pursuant to clause (iii) of the definition herein of LIBO Rate for the purpose of determining the applicable interest rate under Section 2.05(b).

         (c) If the Administrative Agent is unable to obtain timely information for determining the LIBO Rate for any LIBOR Advances,

         (i) the Administrative Agent shall forthwith notify the Borrower and the Banks that the interest rate cannot be determined for such LIBOR Advances,

         (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

         (iii) the obligation of the Banks to make, or to Convert Advances into, LIBOR Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

         (d) If, with respect to any LIBOR Advances, the Majority Banks notify the Administrative Agent that the applicable interest rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective LIBOR Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Banks, whereupon

         (i) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

         (ii) the obligation of the Banks to make, or to Convert Advances into, LIBOR Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

         (e) If the Borrower shall fail to select the duration of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (f) On the date on which the aggregate unpaid principal amount of Advances comprising any Borrowing of LIBOR Advances shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into LIBOR Advances shall terminate; provided, however, that if and so long as each such Advance shall be of the same Type and have an Interest Period ending on the same date as Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Advances of all such Borrowings shall equal or exceed $2,000,000, the Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into, Advances of such Type having an Interest Period ending on such date.

                  SECTION 2.08. Voluntary Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (x) in the case of a proposed Conversion into LIBOR Advances, on the third Business Day prior to the date of the proposed Conversion and (y) in the case of a proposed Conversion into Base Rate Advances, on the date of the proposed Conversion and subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections
2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that any Conversion of any LIBOR Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and the Type into which they are to be Converted, and (iii) if such Conversion is into LIBOR Advances, the duration of the Interest Period for each such Advance.

                  SECTION 2.09. Prepayments. The Borrower may (x) in respect of LIBOR Advances, upon at least three Business Days' notice, and (y) in respect of Base Rate Advances, upon notice by 11:00 A.M. on the day of the proposed prepayment, give notice of prepayment to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment and the Types of Advances to be prepaid, and in the case of LIBOR Advances, the specific Borrowing or Borrowings pursuant to which made, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000, and provided further, that if the Borrower prepays any LIBOR Advance on any day other than the last day of an Interest Period therefor, the Borrower shall compensate the Banks pursuant to Section 8.04(b).

                  SECTION 2.10. Increased Costs; Capital Adequacy, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or
(ii) the compliance with any guideline or request from any governmental authority, central bank or comparable agency (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Advances (other than increased costs described in Section 2.06 or in clause (c) below), then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate in reasonable detail as to the basis for and the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error. Promptly after any Bank becomes aware of any such introduction, change or proposed compliance, such Bank shall notify the Borrower thereof. No Bank shall be permitted to recover increased costs incurred or accrued more than 90 days prior to such notice to the Borrower.

         (b) If the Borrower so notifies the Administrative Agent within five Business Days after any Bank notifies the Borrower of any increased cost pursuant to the provisions of Section 2.10(a), the Borrower shall Convert all Advances of the Type affected by such increased cost of all Banks then outstanding into Advances of another Type in accordance with Section 2.08 and, additionally, reimburse such Bank for such increased cost in accordance with
Section 2.10(a).

         (c) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (except to the extent such request or directive arises as a result of the individual creditworthiness of such Bank), has the effect of increasing the amount of capital required or expected to be maintained as a result of its Commitment or its making or maintaining any Advances hereunder, such Bank shall have the right to give prompt written notice thereof to the Borrower with a copy to the Administrative Agent, which notice shall show in reasonable detail the calculation of such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase in capital and shall certify that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities, which notice shall be conclusive and binding for all purposes, absent manifest error, although the failure to give any such notice shall not, unless such notice fails to set forth the information required above or except as otherwise expressly provided in Section 2.10(d), release or diminish any of the Borrower's obligations to pay additional amounts pursuant to
Section 2.10(d).

         (d) Each Bank agrees that, upon giving notice specified in Section 2.10(c), at the request of the Borrower, it will promptly enter into good faith negotiations with the Borrower with respect to the method of reimbursement for the additional costs specified in such notice. No later than 15 days after the date of the giving of any such notice, and assuming the Bank giving same has made itself available for the aforesaid good faith negotiations, the Borrower shall have the option, to be exercised in writing, to (i) compensate such Bank for the specified additional costs on the basis, if any, negotiated between such Bank and the Borrower or (ii) terminate such Bank's Commitment to the extent, and on the terms and conditions, specified in Section 2.10(e). In addition, no later than 15 days after the date of the giving of any notice specified in
Section 2.10(a), the Borrower shall have the option, to be exercised in writing, to (i) compensate such Bank for the additional costs as specified in such notice, or (ii) terminate such Bank's Commitment to the extent, and on the terms and conditions, specified in Section 2.10(e). If the Borrower fails in any such case to so exercise such option, it shall be deemed to have agreed to reimburse such Bank from time to time on demand the additional costs specified in the Bank's notice delivered pursuant to Section 2.10(a) or 2.10(c). Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse any Bank pursuant to this Section 2.10(d) or Section 2.10(e) or Section 2.16 for any additional costs under Section 2.10(c) incurred or accruing more than 90 days prior to the date on which such Bank gave the written notice specified in
Section 2.10(c).

         (e) In the event that the Borrower has given notice to a Bank pursuant to Section 2.10(d) that it elects to terminate such Bank's Commitment (a copy of which notice shall be sent to the Administrative Agent), such termination shall become effective 15 days thereafter unless such Bank withdraws its request for additional compensation. On the date of the termination of the Commitment of any Bank pursuant to this Section 2.10(e), (x) the Borrower shall deliver notice of the effectiveness of such termination to such Bank and to the Administrative Agent, (y) the Borrower shall pay all amounts owed by the Borrower to such Bank under this Agreement or under the Note payable to such Bank (including principal of and interest on the Advances owed to such Bank, accrued facility and utilization fees and amounts specified in such Bank's notice delivered pursuant to Sections 2.10(a) or 2.10(c) with respect to the period prior to such termination) and (z) upon the occurrence of the events set forth in (x) and (y), such Bank shall cease to be a "Bank" hereunder for all purposes except for rights under Sections 2.06, 2.10, 2.13 and 8.04 arising out of events and occurrences before or concurrently with its ceasing to be a "Bank" hereunder. The Borrower may elect to terminate a Bank's Commitment pursuant to Section 2.10(d) only if at such time:

         (i) no Event of Default is then in existence or would be in existence but for the requirement that notice be given or time elapse or both;

         (ii) the Borrower has elected, or is then electing, to terminate the Commitments of all Banks which have made similar requests for increased compensation under this Section 2.10, which requests have not been withdrawn, provided, that requests may be determined by the Borrower to be dissimilar based on the negotiation of materially dissimilar rates of compensation under clause (i) of Section 2.10(d); and

         (f) Each Bank shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 2.10 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

                  SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any governmental authority, central bank or comparable agency shall assert that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Bank to the Borrower through the Administrative Agent, (i) the obligation of the Banks to make LIBOR Advances and to Convert Advances into LIBOR Advances shall terminate and (ii) the Borrower shall forthwith Convert all LIBOR Advances of all Banks then outstanding into Advances of another Type in accordance with
Section 2.08.

                  SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment under any Loan Document not later than 11:00 A.M. on the day when due in Dollars to the Administrative Agent at its Payment Office in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility or utilization fees ratably (other than amounts payable pursuant to Section 2.06, 2.10, 2.13, 2.16, 2.17 or 8.04(b)) to the Banks (decreased, as to any Bank, for any taxes withheld in respect of such Bank as contemplated by
Section 2.13(b)) for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment of any principal of or interest on any Borrowing to the Administrative Agent, the Borrower shall notify the Administrative Agent of the Borrowing to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Borrowing to which such payment shall apply.

         (b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (c) of the definition thereof) and of facility and utilization fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (c) of the definition thereof, the Base Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.06 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility or utilization fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.06, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility or utilization fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to (except to the extent of funds actually received from the Borrower) cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.13. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, (1) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which (or by a jurisdiction under the laws of a political subdivision of which) such Bank or Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof and (2) any taxes imposed by the United States of

America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof (or, with respect to any entity that becomes a Bank after the date hereof, on the date such entity becomes a Bank), to payments to be made to such Bank or the Administrative Agent (all such non-excluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Borrower and the Administrative Agent shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank (without the payment by the Borrower of increased amounts to such Bank pursuant to clause (a) above) other than a Bank (i) which is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes or (ii) which has the Prescribed Forms on file with the Borrower and the Administrative Agent for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank or the Administrative Agent may reasonably request for assisting such Bank or the Administrative Agent to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

         (c) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (d) The Borrower, to the fullest extent permitted by law, will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence or willful misconduct of such Bank or Administrative Agent, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor. No Bank nor the Administrative Agent shall be indemnified for Taxes incurred or accrued more than 90 days prior to the date that such Bank or the Administrative Agent notifies the Borrower thereof.

         (e) Within 30 days after the date of any payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, (i) the original or a certified copy of a receipt evidencing payment thereof, if the relevant taxing authority provides a receipt, or (ii) if the relevant taxing authority does not provide a receipt, other reasonable evidence of the payment thereof. Should any Bank or the Administrative Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank or the Administrative Agent would not be entitled but for the payment by the Borrower of Taxes as required by
Section 2.13 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank or the Administrative Agent in its sole discretion), such Bank or the Administrative Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank or the Administrative Agent, as the case may be, and determined by such Bank or the Administrative Agent, as the case may be, to be attributable to such refund, credit or deduction.

         (f) Each Bank shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

         (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  SECTION 2.14. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.06, 2.10, 2.13, 2.16, 2.17 or 8.04(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of its ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.15. Ratable Reduction or Termination of the Commitments; Effect of Termination. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks (with the signature pages hereto deemed amended to reflect same), provided that each partial reduction shall be in the aggregate amount of at least $2,000,000. Upon and at all times after any Commitment of any Bank is terminated pursuant to any provision of this Agreement, such Commitment shall be zero and such Bank shall have no further obligation to make any Advances.

                  SECTION 2.16. Replacement of Bank. In the event that any Bank shall claim payment of any increased costs pursuant to Section 2.10 or any additional amounts pursuant to Section 2.13, the Borrower shall have the right, if no Event of Default then exists or would exist but for the requirement that notice be given or time elapse or both, to replace such Bank with an Eligible Assignee in accordance with Section 8.06(a), (b) and (d) (including execution of an appropriate Assignment and Acceptance); provided that such Eligible Assignee
(i) shall unconditionally offer in writing (with a copy to the Administrative Agent) to purchase on a date therein specified all of such Bank's rights hereunder and interest in the Advances owing to such Bank and the Note held by such Bank without recourse at the principal amount of such Note plus interest accrued thereon, and any accrued facility and utilization fees, to the date of such purchase, and (ii) shall execute and deliver to the Administrative Agent an Assignment and Acceptance, as assignee, pursuant to which such Eligible Assignee becomes a party hereto with a Commitment equal to that of the Bank being replaced (plus, if such Eligible Assignee is already a Bank, the amount of its Commitment prior to such replacement), provided, further, that no Bank or other Person shall have any obligation to increase its Commitment or otherwise to replace, in whole or in part, any Bank. Upon satisfaction of the requirements set forth in the first sentence of this Section 2.16, acceptance of such offer to purchase by the Bank to be replaced, payment to such Bank of the purchase price in immediately available funds by the Eligible Assignee replacing such Bank, execution of such Assignment and Acceptance by such Bank, such Eligible Assignee and the Administrative Agent, the payment by the

Borrower of all requested costs accruing to the date of purchase which the Borrower is obligated to pay under Section 8.04 and all other amounts owed by the Borrower to such Bank (other than facility and any utilization fees accrued for the account of such Bank and the principal of and interest on the Advances of such Bank purchased by such Eligible Assignee) and notice by the Borrower to the Administrative Agent that such payment has been made, such Eligible Assignee shall constitute a "Bank" hereunder with a Commitment as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder and its Commitment shall be deemed terminated, except that the rights under Sections 2.06, 2.10, 2.13 and 8.04 of the Bank being so replaced shall continue with respect to events and occurrences before or concurrently with its ceasing to a "Bank" hereunder. If, however, (x) a Bank accepts such an offer and such Eligible Assignee fails to purchase such rights and interest on such specified date in accordance with the terms of such offer or such Eligible Assignee or the Administrative Agent fails to execute the relevant Assignment and Acceptance, the Borrower shall continue to be obligated to pay the increased costs to such Bank pursuant to Section 2.10 or the additional amounts pursuant to Section 2.13, as the case may be, or (y) the Bank proposed to be replaced fails to accept such purchase offer or to execute the relevant Assignment and Acceptance, the Borrower shall not be obligated to pay to such Bank such increased costs or additional amounts incurred or accrued from and after the date of such purchase offer.

                  SECTION 2.17. Renewal of Commitments.

                  (a) If no Event of Default has occurred and is continuing, the Borrower may request by notice to the Administrative Agent and each Bank, given no earlier than 45 days prior to, and no later than 30 days prior to, any Stated Termination Date applicable on the date of such notice to all Banks ("Existing Termination Date"), that the Banks renew their respective Commitments for an additional 364 days. If a Bank agrees, in its sole and absolute discretion, to so renew its Commitment, it will give notice to the Administrative Agent of its decision to do so no earlier than 30 days prior to, and no later than 20 days prior to, such Existing Termination Date. No later than 19 days prior to such Existing Termination Date (or the next Business Day, if the day 19 days prior to the Existing Termination Date is not a Business Day), the Administrative Agent will notify the Borrower and each Bank of the Banks from which it has received such a notice agreeing to so renew ("Renewing Banks"). Any failure by a Bank to so notify the Administrative Agent shall be deemed to be a decision by such Bank to not so renew its Commitment.

                  (b) If all Banks elect to so renew their respective Commitments, the Stated Termination Date shall automatically become the date that is 364 days following the Existing Termination Date.

                  (c) If, at the time the Administrative Agent gives the notice contemplated by Section 2.17(a) to the Borrower and the Banks, the Commitments of the Renewing Banks aggregate more than 50% of, but less than 100% of, the Commitments of all of the Banks at such time ("Existing Commitments"), (i) effective as of the Existing Termination Date, except as to the Banks described in clause (ii) of this subsection (c), the Stated Termination Date shall automatically become the date that is 364 days following the Existing Termination Date as to each Renewing Bank, (ii) the Stated Termination Date shall remain unchanged as to each Bank that is not a Renewing Bank (each a "Terminating Bank"), (iii) each Terminating Bank's Commitment shall terminate on the Existing Termination Date, and (iv) the Borrower shall pay on the Existing Termination Date the outstanding Advances owed to each Terminating Bank and all other amounts owed to each Terminating Bank. If, at the time the Administrative Agent gives the notice contemplated by Section 2.17(a) to the Borrower and the Banks, the Commitments of the Renewing Banks aggregate 50% or less of the Existing Commitments, none of the Commitments (including the Commitment of any Renewing Bank) will be extended and the Stated Termination Date shall remain unchanged.

                  (d) If, at the time the Administrative Agent gives the notice contemplated by Section 2.17(a) to the Borrower and the Banks, the Commitments of the Renewing Banks aggregate at least 51% of, but less than 100% of, the Existing Commitments, then the Borrower may request one or more Renewing Banks to increase their respective Commitments pursuant to Section 2.18 (but no Bank shall be obligated to do so), and may attempt to add one or more commercial banks or financial institutions to this Agreement pursuant to Section 2.18, but the aggregate amount of the Commitments of the Renewing Banks (after giving effect to any such increase) and such added financial institutions shall not exceed 100% of the Existing Commitments.

                  (e) The Borrower may repeat the process contemplated by this
Section 2.17 once each year (commencing in 2000) but the election by any Bank to become a Renewing Bank at any time shall not obligate such Bank to become a Renewing Bank at any other time, it being agreed that each election of any Bank to renew or not renew shall be made by such Bank in its sole and absolute discretion and that such discretion shall not be limited by any prior election to become a Renewing Bank.

                  SECTION 2.18. Replacement of Commitments. If at any time that the Administrative Agent gives a notice contemplated by Section 2.17(a) to the Borrower and the Banks, the Commitments of the then Renewing Banks aggregate at least 51% but less than 100% of the then Existing Commitments, and if no Event of Default then exists, the Borrower shall have the right, without the consent of the Banks but subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld), to replace the Commitments of the then Terminating Banks by adding to this Agreement one or more commercial banks or financial institutions that are Eligible Assignees (who shall, upon completion of the requirements stated in this Section 2.18, constitute Banks hereunder), or by allowing one or more Banks to increase their Commitments hereunder, provided that (a) such added and increased Commitments shall not be greater than the Commitments of such Terminating Banks, so that in no event will the total aggregate amount of the Existing Commitments be increased (after giving effect to the contemporaneous termination of the Commitments of such Terminating Banks), (b) no Bank's Commitment shall be increased without the consent of such Bank, (c) no Person shall be added to this Agreement without its consent and (d) on the effective date of any such increase or addition, there shall be no Advances outstanding. The Borrower shall give the Administrative Agent three Business Days' notice of the Borrower's intention to increase any Commitment or add a new commercial bank or financial institution pursuant to this Section 2.18. Such notice shall specify each new commercial bank or financial institution, if any, the changes in amounts of Commitments that will result, and such other information as is reasonably requested by the Administrative Agent. Each new commercial bank or financial institution agreeing to be added to this Agreement, and each Bank agreeing to increase its Commitment, shall execute and deliver to the Administrative Agent a New Bank Agreement or a Commitment Increase Agreement, substantially in the form of Exhibit G-1 or Exhibit G-2, as the case may be, pursuant to which it becomes a party hereto or increases its Commitment, as the case may be. In addition, the Borrower shall execute and deliver a Note in the principal amount of the Commitment of each new commercial bank or financial institution, or a replacement Note in the principal amount of the increased Commitment of each Bank agreeing to increase its Commitment, as the case may be. Such Notes and other documents of the nature referred to in Section 3.01 shall be furnished to the Administrative Agent in form and substance as may be reasonably required by it. Upon execution and delivery to the Administrative Agent of such documents and execution by the Administrative Agent of the relevant New Bank Agreement or Commitment Increase Agreement, as the case may be, such new commercial bank or financial institution shall constitute a "Bank" hereunder with a Commitment as specified therein, or such Bank's Commitment shall increase as specified therein, as the case may be.

                  SECTION 2.19. Non-Ratable Reduction or Termination of Commitment. The Borrower shall have the right, without the consent of any Bank, but subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld), to reduce in part or to terminate in whole the Commitment of one or more Banks non-ratably, provided that (i) on the effective date of any such reduction or termination (w) there are no amounts outstanding under any of the Notes, (x) no Event of Default or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall have occurred and be continuing, and (y) the Borrower shall pay to any Bank whose Commitment is terminated all amounts owed by the Borrower to such Bank under this Agreement (including accrued facility and utilization fees), (ii) the aggregate amount of each non-ratable reduction shall be at least $5,000,000, and (iii) the aggregate amount of all such non-ratable reductions and terminations of Commitments since the date of this Agreement shall not exceed $50,000,000. The Borrower shall give the Administrative Agent three Business Days' notice of the Borrower's intention to reduce or terminate any Commitment pursuant to this Section 2.19.

                                   ARTICLE III

                             CONDITIONS TO ADVANCES

                  SECTION 3.01. Initial Condition Precedent. The obligation of each Bank to make Advances pursuant to the terms and conditions of this Agreement is subject to the condition precedent that the Administrative Agent shall have received on or before the day of the initial Advance the following, each dated on or before such day, in form and substance satisfactory to the Administrative Agent:

         (a) The Notes to the order of the Banks, respectively.

         (b) Certified copies of (i) the resolutions of the Board of Directors of the Borrower establishing the Executive Committee and (ii) resolutions of the Executive Committee approving this Agreement, each Note and each Notice of Borrowing, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document and certified copies of the restated certificate of incorporation, as amended, and bylaws, as amended, of the Borrower.

         (c) A certificate of the Secretary, Deputy Corporate Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

         (d) A favorable opinion of Vinson & Elkins L.L.P., counsel for the Borrower, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Borrower, substantially in the form of Exhibit C hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

         (e) A favorable opinion of John C. Ale, Executive Director and General Counsel of the Borrower, to be delivered to, and for the benefit of, the Banks and the Administrative Agent, at the express instruction of the Borrower, in substantially the form of Exhibit D hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

         (f) The letter referred to in Section 4.01(a) hereof.

                  SECTION 3.02. Additional Conditions Precedent to Each Advance. The obligation of each Bank to make any Advance shall be subject to the additional conditions precedent that on the date of such Advance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

         (i) The representations and warranties contained in Section 4.01 of this Agreement are correct in all material respects on and as of the date of such Advance (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), before and after giving effect to such Advance and the Borrowing of which such Advance is a part and to the application of the proceeds therefrom, as though made on and as of such date, and

         (ii) No event has occurred and is continuing, or would result from such Advance or the Borrowing of which such Advance is a part or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

         (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Bank through the Administrative Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

         (a) The Borrower and each Principal Subsidiary are duly organized or validly formed, validly existing and (if applicable) in good standing in each case under the laws of its jurisdiction of incorporation or formation. The Borrower and each Principal Subsidiary have all requisite powers and all material governmental licenses, authorizations, consents and approvals required in each case to carry on its business as now conducted. Each Subsidiary that is a Principal Subsidiary as of the date hereof (based on December 31, 1998 financial statements) is listed in that certain letter dated the date hereof from the Borrower to the Banks and the Administrative Agent.

         (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower, require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation (including, without limitation, Regulation X issued by the Federal Reserve Board) applicable to the Borrower or Regulation U issued by the Federal Reserve Board or the restated certificate of incorporation, as amended, or by-laws, as amended, of the Borrower or any judgment, injunction, order, decree or material ("material" for the purposes of this representation meaning creating a liability of $25,000,000 or more) agreement binding upon the Borrower or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Borrower or any of its Subsidiaries.

         (c) This Agreement and each Note are, and each other Loan Document to which the Borrower is or will be a party, when executed and delivered in accordance with this Agreement will be legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

         (d) The audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1998 and the related audited consolidated statements of income, cash flows and changes in stockholders' equity accounts for the fiscal year then ended and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 1999 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity accounts for the three months then ended, certified by the chief financial or accounting officer of the Borrower, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP except as otherwise expressly noted therein, the consolidated financial position of the Borrower and its Subsidiaries as of such dates and their consolidated results of operations and changes in financial position for such fiscal periods, subject (in the case of the unaudited balance sheet and statements) to changes resulting from audit and normal year-end adjustments.

         (e) Since December 31, 1998, there has been no material adverse change in the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries, considered as a whole.

         (f) There is no action, suit or proceeding pending against the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower threatened against the Borrower or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole or which in any manner draws into question the validity of this Agreement or any other Loan Document to which the Borrower is or will be a party.

         (g) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency in excess of $75,000,000 exists. Neither the Borrower nor any ERISA Affiliate has received any notification (or has knowledge of any reason to expect) that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, for which a Withdrawal Liability in excess of $75,000,000 exists.

         (h) The Borrower and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material domestic tax returns which to the knowledge of the Borrower are required to be filed by them and have paid or provided for the payment, before the same become delinquent, of all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the opinion of the Borrower, adequate to the extent required by GAAP.

         (i) Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) Each of the Borrower and the Principal Subsidiaries is not subject to, or is exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.02. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of Borrower's Mission-critical functions, including (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a material adverse effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Principal Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its business without material adverse effect. Mission-critical functions are those critical functions whose loss would cause significant injury to persons or tangible property or an immediate stoppage of, or significant impairment to, business areas of material importance to Borrower.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. The Borrower covenants and agrees that so long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

         (a) Reporting Requirements. Furnish to each Bank:

         (i) by making available either on "EDGAR" or Borrower's home page on the World Wide Web at www.azurix.com, or otherwise transmitting to the Banks (1) promptly after the sending or filing thereof, a copy of each of the Borrower's reports on Form 8-K (or any comparable form), (2) promptly after the filing or sending thereof, and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the Borrower's report on Form 10-Q (or any comparable form) for such quarter, which report will include the Borrower's quarterly unaudited consolidated financial statements as of the end of and for such quarter, and (3) promptly after the filing or sending thereof, and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's annual report which it sends to its public security holders, and within 95 days a copy of the Borrower's report on Form 10-K (or any comparable form) for such year, which report will include the Borrower's annual audited consolidated financial statements as of the end of and for such year;

         (ii) commencing with the fiscal quarter ended December 31, 1999, simultaneously with the furnishing of each of the annual or quarterly reports referred to in clause (i) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower in a form acceptable to the Administrative Agent (x) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.02(a), 5.02(b) and 5.02(c) on the date of the financial statements contained in such report, and (y) stating whether there exists on the date of such certificate any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, and, if so, setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

         (iii) as soon as is possible and in any event within five days after a change in, or issuance of, any rating of any of the Borrower's senior unsecured long-term debt by Standard & Poor's or Moody's which causes a change in the applicable Rating Level, notice to the Administrative Agent of such change;

         (iv) as soon as possible and in any event within five days after an executive officer of the Borrower having obtained knowledge thereof, notice of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such notice, and a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

         (v) as soon as possible and in any event (A) within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan for which an Insufficiency in excess of $25,000,000 exists, has occurred and (B) within 10 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan for which an Insufficiency in excess of $25,000,000 exists, has occurred or is reasonably expected to occur, a statement of the chief financial officer or chief accounting officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

         (vi) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice received by the Borrower or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan for which an Insufficiency in excess of $25,000,000 exists or to have a trustee appointed to administer any Plan for which an Insufficiency in excess of $25,000,000 exists;

         (vii) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate indicating liability in excess of $25,000,000 incurred or expected to be incurred by the Borrower or any ERISA Affiliate in connection with (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, or (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA; and

         (viii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Administrative Agent may from time to time reasonably request.

         (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders to the extent noncompliance therewith would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, such compliance to include, without limitation, compliance with environmental laws and the paying before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith and for which appropriate reserves have been established in accordance with GAAP.

         (c) Use of Proceeds. Use the proceeds of the Advances only for purposes of the Borrower not in violation of Section 5.02(h).

         (d) Maintenance of Insurance. Maintain, and cause each of the Principal Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties as the Borrower or such Principal Subsidiary, provided, that self-insurance by the Borrower or any such Principal Subsidiary shall not be deemed a violation of this covenant to the extent that companies engaged in similar businesses and owning similar properties as the Borrower or such Principal Subsidiary self-insure. The Borrower may maintain its Principal Subsidiaries' insurance on behalf of them.

         (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of the Principal Subsidiaries to preserve and maintain, its legal existence, rights (charter, if applicable, and statutory) and franchises; provided, however, that this Section 5.01(e) shall not apply to any transactions or matters permitted by Section 5.02(f) and shall not prevent the termination of existence, rights and franchises of any Principal Subsidiary pursuant to any merger or consolidation, otherwise permitted hereunder, to which such Principal Subsidiary is a party or pursuant to lease, sale, transfer or other disposition of assets, otherwise permitted hereunder, by a Principal Subsidiary, and provided, further, that the Borrower or any Principal Subsidiary shall not be required to preserve any right or franchise if the Borrower or such Principal Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Principal Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Banks.

         (f) Visitation Rights. At any reasonable time and from time to time, after reasonable notice, permit the Administrative Agent or any of the Banks or any agents or representatives thereof, to examine the records and books of account of, and visit the properties of, the Borrower and any of its Principal Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Principal Subsidiaries with any of their respective officers or directors.

                  SECTION 5.02. Negative Covenants. So long as any Note shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not at any time, without the written consent of the Majority Banks:

         (a) Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ended December 31, 1999, have a Consolidated Fixed Charge Coverage Ratio of less than 2.00 to 1.00.

         (b) Consolidated Debt to Consolidated EBITDA Ratio. Commencing with the fiscal quarter ended December 31, 1999, have a Consolidated Debt to Consolidated EBITDA Ratio of greater than 5.75 to 1.00.

         (c) Total Capitalization Ratio. Commencing with the fiscal quarter ended December 31, 1999, have a Total Capitalization Ratio of greater than 0.60 to 1.00.

         (d) Maintenance of Enron Credit Facility. Take any action, or omit to take any action, that can be reasonably expected to cause termination of the Enron Credit Facility, or agree to any amendment thereof that would have the effect of reducing the amount available for borrowing thereunder or would cause the Enron Credit Facility to terminate or mature prior to the expiration of 30 days following the Stated Termination Date.

         (e) Disposition of Assets. Lease, sell, transfer or otherwise dispose of, or permit any Principal Subsidiary to lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, all or substantially all of any such Person's assets, except for such sales, transfers or dispositions of assets solely among the Borrower and one or more of its

Subsidiaries or among only Subsidiaries, provided, in each case that immediately after giving effect thereto, no Event of Default or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default would exist or result..

         (f) Mergers, Etc. Merge or consolidate with or into, or permit any Principal Subsidiary to merge or consolidate with or into, any Person, unless
(i) the Borrower or such Principal Subsidiary, as the case may be, is the survivor or the survivor is a Principal Subsidiary or (ii) in the case of transactions to which the Borrower is a party, the surviving Person, if not the Borrower, is organized under the laws of the United States or a state thereof and assumes all obligations of the Borrower under this Agreement or (iii) the parties such transaction include only the Borrower and one or more Subsidiaries, or include only Subsidiaries, provided, in each case that immediately after giving effect to such transaction, no Event of Default or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default would exist or result.

         (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any Plan so as to result in any liability in excess of $75,000,000 of the Borrower or any ERISA Affiliate to the PBGC, or (ii) permit circumstances which give rise to a Termination Event described in clause (ii), (iv) or (v) of the definition of Termination Event with respect to a Plan so as to result in any liability in excess of $75,000,000 of the Borrower or any ERISA Affiliate to the PBGC.

         (h) Use of Proceeds. Use the proceeds of any Advance for any purpose other than (i) to provide working capital for the Borrower, (ii) to fund general and administrative expenses, (iii) to pay interest, (iv) to repay other senior indebtedness of the Borrower, (v) to fund capital expenditures or (vi) to make acquisitions of stock (consistent with Azurix's objective of owning, operating and investing in water and wastewater assets and service providers), real estate or other tangible property other than Hostile Acquisitions or Prohibited Acquisitions, or use any such proceeds (x) in a manner which violates or results in a violation of any law or regulation, or (y) to purchase or carry any margin stock (as defined in Regulation U issued by the Federal Reserve Board), or to extend credit to others for that purpose.

         (i) Amendments to AEL Credit Facility. Fail to amend, or cause to be amended, no later March 31, 2000, the AEL Credit Facility to eliminate clause 18.15(a) thereof, and thereafter, permit the amendment or modification of the AEL Credit Facility to include any provision comprising a substantially similar prohibition of dividends, distributions or payments to any of AEL's shareholders as contained in said clause 18.15(a).

         (j) Negative Pledge. Until the Borrower has amended, or caused to be amended, the AEL Credit Facility to (i) eliminate clause 18.15(a) as provided in
Section 5.02(i) above, and (ii) release the pledge of the shares of Wessex Water, Ltd. by AEL to its lenders under the AEL Credit Facility, permit the imposition or continuance of any Lien, except for Permitted Liens, upon any assets of the Borrower owned as of the date hereof (including without limitation the Borrower's interest in any Subsidiary) or upon any assets of any Principal Subsidiary, in each case owned as of the date hereof.

         (k) Pledge of Wessex Shares. Except for the pledge existing on the date hereof under the AEL Credit Facility, pledge to any Person, or grant to any Person a security interest on, the stock or other equity interest in each of the following: (i) Azurix Cayman, Ltd.; (ii) AEL; (iii) Wessex Water, Ltd.; and (iv) Wessex Water Services, Ltd.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay (i) any principal on any Note when due and payable or (ii) any interest on any Note for more than five days after such interest becomes due and payable or (iii) any fee set forth or referred to in Section 2.03 for more than 15 days after such fee becomes due and payable; or

         (b) Any representation or warranty made by the Borrower (or any of its officers) (including representations and warranties deemed made pursuant to
Section 3.02) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing; or

         (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02 or shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if, in the case of such other term, covenant or agreement, such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of any Bank; or

         (d) The Borrower or any of its Principal Subsidiaries shall (1) fail to pay any principal of or premium or interest on any Debt (other than Debt described in clause (iii) of the definition of Debt) which is outstanding in the principal amount of at least $25,000,000 in the aggregate, of the Borrower or such Principal Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity thereof, or
(2) with respect to Debt described in clause (iii) of the definition of Debt, fail to pay any such Debt which is outstanding in the principal amount of at least $25,000,000 in the aggregate, of the Borrower or such Principal Subsidiary (as the case may be), when the same becomes due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

         (e) The Borrower or any of its Principal Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Principal Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Principal Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

         (f) Any judgment, decree or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Principal Subsidiaries and remains unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or
(ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any Termination Event as defined in clause (ii), (iv) or (v) of the definition thereof with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $75,000,000; or

         (h) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $75,000,000 or requires payments exceeding $75,000,000 in any year; or

         (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $75,000,000 in the aggregate; then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon each such obligation and all of the Commitments shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (A) the obligation of each Bank to make its Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01. Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of holders of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Loan Document or applicable law and shall not be required to initiate or conduct any litigation or other proceedings. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have, by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of the Borrower, any Bank or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Bank that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.06;
(ii) may consult with legal
counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; and (vi) shall incur no liability under or in respect of any Loan Document, except for its own gross negligence or willful misconduct, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

                  SECTION 7.03. Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, each Bank which is also the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include any Bank serving as the Administrative Agent in its individual capacity. Any Bank serving as the Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of the Subsidiaries and any Person who may do business with or own securities of the Borrower or any Subsidiary, all as if such Bank were not the Administrative Agent and without any duty to account therefor to the Banks.

                  SECTION 7.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter.

                  SECTION 7.05. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Majority Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from Majority Banks; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Majority Banks or all of the Banks, as the case may be. Furthermore, except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  SECTION 7.06. Holders. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  SECTION 7.07. Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no principal of the Notes is at the time outstanding or if any principal of the Notes is held by Persons which are not Banks, ratably according to the respective amounts of their Commitments then existing, or, if no such principal amounts are then outstanding and no Commitments are then existing, ratably according to the respective amounts of the Commitments existing immediately prior to the termination thereof), from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.07, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for such Bank's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, or any of them, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 7.08. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent which shall be a commercial bank or trust company reasonably acceptable to the Borrower.

         (c) If a successor to a resigning Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent, with the consent of the Borrower (which consent will not be unreasonably withheld), shall have the right to then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Majority Banks appoint a successor Administrative Agent as provided above.

         (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, the resigning Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the resigning Administrative Agent hereunder and under any other Loan Document until such time, if any, as the Majority Banks appoint a successor Administrative Agent as provided above.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall (a) waive any of the conditions specified in Article III without the consent of all Banks,
(b) increase the Commitments of any Bank or subject any Bank to any additional obligations without the consent of such Bank, (c) forgive or reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder without the consent of each Bank affected thereby, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder without the consent of each Bank affected thereby, (e) take any action which requires the signing of all the Banks pursuant to the terms of any Loan Document without the consent of all Banks, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under any Loan Document without the consent of all Banks, or (g) amend this Section 8.01 without the consent of all Banks; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) telecopied, or delivered, if to the Borrower, at its address or telecopier number set forth below:

                           Azurix Corp.
                           333 Clay
                           Houston, Texas 77002
                           Attention:      Chief Financial Officer
                           Telecopier No.: (713) 646-6367

                           with a copy to:

                           Azurix Corp.
                           333 Clay
                           Houston, Texas 77002
                           Attention:      General Counsel
                           Telecopier No.: (713) 345-5330

if to any Bank, at its Domestic Lending Office; if to the Administrative Agent, at its address or telecopier number set forth below:

                           Chase Bank of Texas, N.A.
                           600 Travis Street, 20th Floor
                           Houston, Texas 77002
                           Attention:      Peter Licalzi
                           Telephone No.:  (713) 216-8869
                           Telecopier No.: (713) 216-8870
                           with a copy to the Documentation Agent:

                           Credit Suisse First Boston
                           11 Madison Avenue, 20th Floor
                           New York, New York 10010
                           Attention:      James Moran
                           Telephone No.:  (212) 325-9176
                           Telecopier No.: (212) 325-8615

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be effective, if sent by overnight courier, when personally delivered; and if sent by telecopier, when received by the receiving telecopier equipment, respectively; provided, however, that (i) notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent and (ii) telexed or telecopied notices received by any party after its normal business hours (or on a day other than a Business Day) shall be effective on the next Business Day.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand, (i) all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of one law firm as counsel for the Administrative Agent with respect to preparation, execution and delivery of the Loan Documents and the satisfaction of the matters referred to in Section 3.01, and (ii) all reasonable legal and other costs and expenses, if any, of the Administrative Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents or incurred in connection with any workout, restructuring or bankruptcy.

         (b) If any payment or purchase of principal of, or Conversion of, any LIBOR Advance is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment, purchase or Conversion pursuant to
Section 2.07(f), 2.08, 2.09, 2.10, 2.11, 2.13, 2.16 or 2.17 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

         (c) The Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Administrative Agent and each Bank and each of their respective directors, officers, employees and agents from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel and claims, damages, losses, liabilities and expenses relating to environmental matters) for which any of them may become liable or which may be incurred by or asserted against the Administrative Agent or such Bank or any such director, officer, employee or agent (other than by the Administrative Agent or another Bank or any of their respective successors or assigns), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not the Administrative Agent or such Bank or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with this Agreement or any other

Loan Document or any transaction in which any proceeds of all or any part of the Advances are applied (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT, EACH BANK, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.04(C), BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

                  SECTION 8.05. Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 8.06. Assignments and Participations. (a) Each Bank may, in accordance with applicable law, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto except that the rights under Sections 2.06, 2.10, 2.13 and 8.04 of such Bank shall continue with respect to events and occurrences before or concurrently with its ceasing to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in

Section 4.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance, New Bank Agreement and Commitment Increase Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and the principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes a new Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note payable to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A). The Administrative Agent shall also record in the Register appropriate information from each New Bank Agreement and Commitment Increase Agreement executed by it.

         (e) Each Bank, in accordance with applicable law, may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the terms of any such participation shall not restrict such Bank's ability to make any amendment or waiver of this Agreement or any Note or such Bank's ability to consent to any departure by the Borrower therefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) no such participant shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than such Bank would have been entitled to receive with respect to the rights assigned to such participant by such Bank except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Banks and participants generally.

         (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of its Affiliates furnished to such Bank by or on behalf of the Borrower or any of its Affiliates; provided, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to comply with Section 8.09.

         (g) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board.

         (h) Notwithstanding anything to the contrary contained herein, any Bank ( a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any such SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Advances to the related Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider or any surety, guarantee or credit or liquidity enhancement to such SPC. An SPC shall not be entitled to receive any greater payment under Section 2.10 or 2.13 than the applicable Bank would have been entitled to receive if such assignment to such SPC had not been made, unless the assignment to such SPC is made with the Borrower's prior written consent. This section may not be amended without the written consent of the SPC.

                  SECTION 8.07. Governing Law; Entire Agreement. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement, the Notes, the other Loan Documents and any fee letter to the Administrative Agent signed by the Borrower constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                  SECTION 8.08. Interest. It is the intention of the parties hereto that the Administrative Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Administrative Agent or any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other agreement entered into in connection with this Agreement or the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Administrative Agent or such Bank, as the case may be, under the Notes, this Agreement or under any other agreement entered into in connection with this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall at the option of the Administrative Agent or such Bank, as the case may be, be applied on the principal amount of the obligations owed to the Administrative Agent or such Bank, as the case may be, by the Borrower or refunded by the Administrative Agent or such Bank, as the case may be, to the Borrower, and (ii) in the event that the maturity of any Note or other obligation payable to the Administrative Agent or such Bank, as the case may be, is accelerated or in the event of any permitted prepayment, then such consideration that constitutes interest under law applicable to the Administrative Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Administrative Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Administrative Agent or such Bank, as the case may be, be credited by the Administrative Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Administrative Agent or such Bank, as the case may be, by the Borrower or refunded by the Administrative Agent or such Bank, as the case may be, to the Borrower.

                  SECTION 8.09. Confidentiality. Each Bank agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its affiliates in the ordinary course of business in connection with any Loan Document, the administration thereof or any transaction contemplated hereby, employees, auditors or counsel or to another Bank if the disclosing Bank or the disclosing Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or its Subsidiaries which is furnished pursuant to this Agreement or any other Loan Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and
(e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided, that such prospective transferee executes an agreement with the Borrower containing provisions substantially identical to those contained in this Section.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 8.11. Domicile of Loans. Each Bank may transfer and carry its loans at, to or for the account of any office, subsidiary or affiliate of such Bank provided that no Bank shall be relieved of its Commitment as a result thereof.

                  SECTION 8.12. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have, as to each Bank, either received a copy of a signature page hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks (other than an assignment effectuated by a merger or consolidation permitted by Section 5.02(d) to the surviving Person referred to therein).

                  SECTION 8.13. Return of Notes. With respect to each Bank, upon the full and final payment by the Borrower to such Bank of all amounts due under the Note payable to the order of such Bank, and termination of the Commitment of such Bank, such Bank will, with reasonable promptness, return such Note to the Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                  BORROWER:

                  AZURIX CORP.


                  By: /s/ Richard G. Jigarjian
                      -------------------------------
                           Name: Richard G. Jigarjian
                           Title: Vice President

                  ADMINISTRATIVE AGENT:

                  CHASE BANK OF TEXAS, N.A.


                  By: /s/
                      -------------------------------
                           Authorized Officer

                  DOCUMENTATION AGENT:

                  CREDIT SUISSE FIRST BOSTON


                  By: /s/ James P. Moran
                      -------------------------------
                           James P. Moran
                           Director



                  By: /s/ Douglas Maher
                      -------------------------------
                           Douglas Maher
                           Vice President

                  BANKS:

                                       CHASE BANK OF TEXAS, N.A.


                                       By: /s/
                                           ---------------------------
                                                Authorized Officer

                                       $50,000,000 Commitment

                                       CREDIT SUISSE FIRST BOSTON


                                       By: /s/ James P. Moran
                                           ---------------------------
                                                Director

                                       By: /s/ Douglas Maher
                                           ---------------------------
                                                Vice President

                                       $50,000,000 Commitment

                                       D L J CAPITAL FUNDING, INC.



                                       By: /s/ Harold J. Philipps
                                           ---------------------------
                                                Authorized Officer

                                       $25,000,000 Commitment

                                       MERRILL LYNCH CAPITAL CORPORATION


                                       By: /s/
                                           ---------------------------
                                                Authorized Officer

                                       $25,000,000 Commitment

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

U.S. $___________                                              Dated: __________

         FOR VALUE RECEIVED, the undersigned, Azurix Corp., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Stated Termination Date (as defined in the Credit Agreement referred to below), or on such earlier date payment is required to be made pursuant to such Credit Agreement, the principal sum of ____________ U.S. dollars (U.S. $___________) or, if less, the aggregate unpaid principal amount of the Advances (as defined in the Revolving Credit Agreement dated as of September ___, 1999 among the Borrower, the Bank, certain other lenders parties thereto and ______________, as Administrative Agent for the Bank and such other lenders, as amended from time to time; such Credit Agreement, as amended from time to time, being herein referred to as the ("Credit Agreement") owing to the Bank outstanding on such date.

         The Borrower promises to pay interest on the unpaid principal amount of each Advance owing to the Bank from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Chase Bank of Texas, N.A., as Administrative Agent, 600 Travis Street, Houston, Texas 77002, in same day funds. Each Advance owed to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This Promissory Note is one of the Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebted-ness of the Borrower resulting from each Advance owing to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                       AZURIX CORP.




                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                               Exhibit A - Page 1

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                     Amount of
             Amount                  Principal        Unpaid
               of        Type of      Paid or        Principal      Notation
  Date       Advance     Advance      Prepaid         Balance       Made By
--------     -------     -------     ----------      ---------      ---------




                               Exhibit A - Page 2

                                                                       EXHIBIT B


                               NOTICE OF BORROWING



----------------
as Administrative Agent
399 Park Avenue
New York, New York  10043                                                 [Date]

         Attention:  Energy Department, North American Banking Group

Ladies and Gentlemen:

         The undersigned, Azurix Corp., refers to the Revolving Credit Agreement, dated as of September___, 1999 (such Revolving Credit Agreement, as amended from time to time, being herein referred to as the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and _____________, as Administrative Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to [Section 2.02] of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by [Section 2.02(a)] of the Credit Agreement:

         (i) The Business Day of the Proposed Borrowing is ____________, ____.

         (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [LIBOR Advances].

         (iii) The aggregate amount of the Proposed Borrowing is $______________.

         *[(iv) The initial Interest Period for each Advance made as part of the Proposed Borrowing is ______ (days) (months).]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in [Section 4.01] of the Credit Agreement are correct (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and



----------

     * To be included for a Proposed Borrowing comprised of LIBOR Advances.


                               Exhibit B - Page 1

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                                       Very truly yours,

                                       AZURIX CORP.


                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------


                               Exhibit B - Page 2

                                                                       Exhibit C

         Form of Opinion of Vinson & Elkins L.L.P., Counsel to Borrower

                                     [Date]

To each of the Banks parties to
the Revolving Credit Agreement
dated as of September 29, 1999 among
Azurix Corp., said Banks and Chase Bank of Texas,
National Association, as Administrative Agent for
Said Banks Credit Suisse First Boston, as Documentation Agent,
And to such Administrative Agent and Documentation Agent

         Re: Azurix Corp.

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to the Section 3.01(d) of the Revolving Credit Agreement, dated as of September 29, 1999 (the "Credit Agreement"), among Azurix Corp. (the "Borrower"), the Banks parties thereto and Chase Bank of Texas, National Association, as Administrative Agent for said Banks, and Credit Suisse First Boston, as Documentation Agent. Except as otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

         We have acted as counsel for the Borrower in connection with the preparation, execution, delivery and effectiveness of the Credit Agreement.

         In that connection, we have examined:

         (1)      The Credit Agreement; and

         (2) The other documents furnished by the Borrower pursuant to the conditions precedent set forth in Section 3.01 of the Credit Agreement.

         In addition, we have (i) investigated such questions of law and (ii) relied on such certificates from officers and representatives of the Borrower and from public officials, as we have deemed necessary or appropriate for the purposes of this opinion.

         In rendering the opinions herein set forth, we have assumed (i) the due authorization, execution and delivery of each document referred to in clauses
(1) and (2) of the third paragraph of this opinion by all parties to such documents and that each such document is valid, binding and enforceable (subject to limitations on enforceability of the types referred to in paragraphs (a) and
(b) below) against the parties thereto other than the Borrower, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals and (v) the conformity to original documents of all documents submitted to us as copies.


                               Exhibit C - Page 1

         Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion.

         1. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by the Borrower for the execution, delivery and performance by the Borrower of each Loan Document.

         2. The execution, delivery and performance by the Borrower of each Loan Document does not contravene any provision of law or regulation (including, without limitation, Regulation X issued by the Federal Reserve Board) applicable to the Borrower or of Regulation U issued by the Federal Reserve Board.

         3. The Credit Agreement and the Notes constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

         (a) Our opinion in paragraph 3 above is subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

         (b) Our opinion in paragraph 3 above is subject, as to enforceability, to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order the Borrower to perform covenants.

         In rendering the opinions expressed in paragraphs 1, 2 and 3 above, we have relied upon the opinions stated in paragraphs 1, 2 (so far as such paragraph 2 relates to the corporate powers of, and due authorization of the Loan Documents by, the Borrower, and noncontravention of the Restated Certificate of Incorporation, as amended, and Bylaws, as amended, of the Borrower), 4 and 5 of the opinion, dated today, of the Executive Director and General Counsel of the Borrower which is being delivered to you pursuant to
Section 3.01(e) of the Credit Agreement.

         We have not been called upon to, and accordingly do not, express any opinion as to the various state and Federal laws regulating banks or the conduct of their business (except Regulation U issued by the Federal Reserve Board) that may related to the Loan Documents or the transactions contemplated thereby. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of Texas and the State of New York wherein any Bank may be located or where any enforcement of the Loan Documents may be sought which limits the rates of interest legally chargeable or collectible.

         The opinion is limited to the laws of the State of Texas and the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.


                               Exhibit C - Page 2

         The opinions herein have been furnished at your request and are solely for your benefit and the benefit of your respective successors, assigns, participants, and other transferees and the Administrative Agent's special counsel in connection with the subject transaction and may not be relied upon by any other person or by you or any other person in any other context without the prior written consent of the undersigned.


                                       Very truly yours,



                                       Vinson & Elkins L.L.P.


                               Exhibit C - Page 3

                                                                       Exhibit D

                 Form of Opinion of General Counsel of Borrower

                                                                          [Date]

To each of the Banks parties
to the Revolving Credit Agreement
dated as of September 28, 1999 among
Azurix Corp., said Banks and Chase Bank of Texas, N.A., as administrative Agent for said
Banks, and to such Administrative Agent


         Re: $150,000,000 Revolving Credit Agreement of even date herewith among Azurix Corp., as Borrower, the Banks named therein and Chase Bank of Texas, N. A., as Administrative Agent


Ladies and Gentlemen:

                  As Director and General Counsel of Azurix Corp., a Delaware corporation (the "Borrower"), I, either personally or through attorneys under my supervision, have examined the Revolving Credit Agreement (the "Credit Agreement") dated as of September 29, 1999 among the Borrower, the Banks listed on the signature pages thereto and Chase Bank of Texas, N. A. as Administrative Agent for said Banks. In such capacities, I have also examined the Restated Certificate of Incorporation and By-laws of the Borrower. This opinion is being furnished to you pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                  Before rendering the opinion hereinafter set forth, I (or other attorneys with the Borrower's legal department acting under my direction) have examined the Loan Documents, and have examined and relied upon originals or photostatic or certified copies of such corporate records, certificates of officers of the Borrower and of public officials, and such agreements, documents and instruments, and made such investigations of law, as I or such other attorneys have deemed relevant and necessary as the basis for the opinion hereinafter expressed. In such examination, I or such other attorneys assumed the genuineness of all signatures (other than signatures of officers of the Borrower on the Loan Documents) and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photostatic or certified copies.

                  Upon the basis of the foregoing, I am of the opinion that:

                  1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent failure to obtain such licenses, authorizations, consents or approvals would not materially adversely affect the Borrower and its Subsidiaries taken as a whole.


                               Exhibit D - Page 1

                  2. The execution, delivery and performance by the Borrower of each Loan Document are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower, and do not contravene, or constitute a default under, (a) the Restated Certificate of Incorporation or By-laws of the Borrower,
         (b) any contractual or legal restriction contained in any material (meaning for the purposes of this opinion those creating a monetary liability of $ 25,000,000 or more) indenture, loan or credit agreement, receivables sale or financing agreement, lease financing agreement, capital lease, mortgage, security agreement, bond or note, or any guaranty of any of such obligations to which the Borrower is a party, or (c) any judgment, injunction, order or decree known to me (or other attorneys with the Borrower's legal department acting under my supervision) binding upon the Borrower. The execution, delivery and performance by the Borrower of each of the Loan Documents will not result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Borrower or any Subsidiary. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower.

                  3. There is no action, suit or proceeding pending or, to my knowledge, threatened against the Borrower before any court or arbitrator or any governmental agency, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries taken as a whole or which in any manner draws into question the validity of the Credit Agreement or any other Loan Document.

                  4. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5. Each of the Borrower and the Principal Subsidiaries is not subject to, or is exempt from, regulation as a "holding company" under the Public Utility Holding Company Act of 1935, as amended, or pursuant to such Act or the rules and regulations promulgated thereunder or any order or interpretation of the Securities and Exchange Commission or its staff issued pursuant thereto.


                  The opinions set forth above are subject to the following qualifications:

                  1. In rendering the opinions expressed in paragraph 2 above, neither I nor any other attorney acting under my direction have made any examination of any accounting or financial matters related to certain of the covenants contained in certain documents to which the Borrower may be subject, and I express no opinion with respect thereto.

                  2. This opinion is limited in all respects to the laws of the State of Texas, the Delaware Business Corporation Act and Federal law.

                  3. In rendering the opinion expressed in paragraph 3 above, I (or the other attorneys acting under my direction) have only reviewed the files and records of the Borrower and the Subsidiaries, and we have consulted with such senior officers of the Borrower and the Subsidiaries as we have deemed necessary.


                               Exhibit D - Page 2

                  This opinion is solely for the benefit of the Banks, the Administrative Agent, the Documentation Agent, their respective successors, assigns, participants and other transferees and may not be relied upon in connection with any other transaction or by any other person; provided, however, that Vinson & Elkins L.L.P. may rely on certain provisions of this opinion to the extent stated in its opinion for the purposes of rendering its opinion pursuant to Section 3.01(d) of the Credit Agreement.


                                       Very truly yours,


                               Exhibit D - Page 3

                                                                       EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

                             Dated __________, ____

         Reference is made to the Credit Agreement dated as of September ___, 1999 (such Credit Agreement, as it may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement") among Azurix Corp., a Delaware corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), Chase Bank of Texas, N.A., as Administrative Agent and Credit Suisse First Boston, as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

         _________________________ (the "Assignor") and __________________ (the
"Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's and Assignor's respective Commitments and the respective amounts of the Advances owing to the Assignee and Assignor will be as set forth in Section 2 of Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto. 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(d) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Loan Documents or any other instrument or document;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof.


                               Exhibit E - Page 1

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, this Assignment and Acceptance will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and under the other Loan Documents.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility and utilization fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.


                               Exhibit E - Page 2

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Section 1.
         Percentage interest assigned:                                        %
                                                                      --------
Section 2.
         Assignee's Commitment before giving effect to this
                  Assignment and Acceptance:                          $
                                                                       -------

         Aggregate outstanding principal of Advances
                  assigned to the Assignee:                           $
                                                                       -------

         Assignee's Commitment after giving effect to this
                  Assignment and Acceptance:                          $
                                                                       -------

         Assignee's outstanding principal of Advances after
                  giving effect to this Assignment and Acceptance:    $
                                                                       -------

         Assignor's remaining Commitment after
                  giving effect to this Assignment and Acceptance:    $
                                                                       -------

         Aggregate outstanding principal remaining of Advances
                  owing to the Assignor after giving effect to
                  this Assignment and Acceptance                      $
                                                                       -------

         Principal amount of Note payable to the Assignee:            $
                                                                       -------

         Principal amount of Note payable to the Assignor:            $
                                                                       -------

Section 3.
         Effective Date**:

                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Dated:           ,
                                             -----------  -------


----------

     ** This date should be no earlier than the date five Business Days after the delivery of this Assignment and Acceptance to the Agent.


                               Schedule I - Page 1

                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Dated:           ,
                                             -----------  -------





                                                    Domestic Lending Office (and
                                                           Address for Notices):
                                                                       [ADDRESS]


                                                      Eurodollar Lending Office:

                                                                       [ADDRESS]
[Approved this ____ day of ___________, _____


AZURIX CORP.

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

Accepted [and Approved]*** this ____ day of
________________, _____

CHASE BANK OF TEXAS, N.A., AS
   Administrative Agent

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------


----------

      *** Required if the Assignee is an Eligible Assignee solely by reason of clause (ii) of the definition of Eligible Assignee in the Credit Agreement.


                               Schedule I - Page 2

                                                                     EXHIBIT F-1

                               NEW BANK AGREEMENT


         This New Bank Agreement dated as of ________ , (this "Agreement") is by and among (i) Azurix Corp., a Delaware corporation ("Borrower"), (ii) ______________, in its capacity as Administrative Agent under the Revolving Credit Agreement dated as of September ___, 1999 (as it may be amended or modified from time to time, the "Credit Agreement", capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Borrower, __________________ in such capacity and the Banks party thereto, and (iii) _______ ("New Bank").

                             Preliminary Statements

i. Pursuant to [Section 2.18] of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to add to the Credit Agreement one or more banks or other financial institutions to replace the Commitments of Terminating Banks.

ii. The Borrower has given notice to the Administrative Agent pursuant to [Section 2.18] of the Credit Agreement of its intention to add the New Bank to the Credit Agreement as a Bank with a Commitment of $ ____, and the Administrative Agent is willing to consent thereto.

Accordingly, the parties hereto agree as follows:

         Section 1. Addition of New Bank. Pursuant to [Section 2.18] of the Credit Agreement, the New Bank is hereby added to the Credit Agreement as a Bank with a Commitment of $____. The New Bank specifies as its Domestic Lending Office and Eurodollar Lending Office the following:

         Domestic Lending           Address:
         Office:
                                    Attention:
                                    Telephone:
                                    Telecopy:

         Eurodollar Lending         Address:
         Office:
                                    Attention:
                                    Telephone:
                                    Telecopy:

         CD Lending Office          Address:

                                    Attention:
                                    Telephone:
                                    Telecopy:

         Section 2. New Note. The Borrower agrees to promptly execute and deliver to the New Bank a Note in the amount of its Commitment set forth in
Section 1 above ("New Note").

         Section 3. Consent. The Administrative Agent and the Borrower hereby consent to the addition of the New Bank effectuated hereby.


                              Exhibit F-1 - Page 1

         Section 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 6. Bank Credit Decision. The New Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in [Section 4.01] and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The New Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

         Section 7. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The execution, delivery and performance by the Borrower of this Agreement and the New Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower, require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation (including, without limitation, Regulation X issued by the Federal Reserve Board) applicable to the Borrower or Regulation U issued by the Federal Reserve Board or the restated certificate of incorporation, as amended, or by-laws, as amended, of the Borrower or any judgment, injunction, order, decree or material ("material" for the purposes of this representation meaning creating a liability of $25,000,000 or more) agreement binding upon the Borrower or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Borrower or any of its Subsidiaries.

                  (b) This Agreement and the New Note are, when executed and delivered in accordance with this Agreement will be legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (c) After giving effect to this Agreement and any other New Bank Agreements and Commitment Increase Agreements, the Borrower will be in compliance with the limitation set forth in clause (a) of the proviso to the first sentence of [Section 2.18] of the Credit Agreement.

                  (d) No event has occurred and is continuing which constitutes an Event of Default.

                  (e) No Advances are outstanding.

                  (f) Attached hereto are resolutions duly adopted by the Board of Directors or the Executive Committee of the Borrower sufficient to authorize this Agreement and the New Note, and such resolutions are in full force and effect.

         Section 8. Default. Without limiting any other event that may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect in any material respect when made and such materiality is continuing, such event shall constitute an "Event of Default" under the Credit Agreement.


                              Exhibit F-1 - Page 2

         Section 9. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the New Note, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

         Section 10. Effectiveness. When, and only when, the Administrative Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the New Bank, this Agreement shall become effective as of the date first written above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       AZURIX CORP.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       ADMINISTRATIVE AGENT:

                                       ________________, as Administrative Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       NEW BANK:


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                              Exhibit F-1 - Page 3

                                                                     EXHIBIT F-2


                          COMMITMENT INCREASE AGREEMENT


This Commitment Increase Agreement dated as of __________, _____ (this "Agreement") is by and among (i) Azurix Corp., a Delaware corporation ("Borrower"), (ii) Chase Bank of Texas, N.A. in its capacity as Administrative Agent under the Revolving Credit Agreement dated as of September ___, 1999 (as it may be amended or modified from time to time, the "Credit Agreement", capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among the Borrower, the Administrative Agent, the Documentation Agent and the Banks party thereto, and
(iii) _________________ ("Increasing Bank").

                             Preliminary Statements

         1. Pursuant to Section 2.18 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to agree with a Bank to increase that Bank's Commitment to replace the Commitments of Terminating Banks.

         2. The Borrower has given notice to the Administrative Agent of its intention, pursuant to such Section 2.18 and with the consent of the Increasing Bank, to increase the Commitment of the Increasing Bank from $__________ to $__________, and the Administrative Agent is willing to consent thereto.

         Accordingly, the parties hereto agree as follows

         Section 1. Increase of Commitment. Pursuant to Section 2.18 of the Credit Agreement, the Commitment of the Increasing Bank is hereby increased from $______ to $______.

         Section 2. New Note. The Borrower agrees to promptly execute and deliver to the Increasing Bank a Note in the amount of its increased Commitment set forth in Section 1 above (the "New Note"), and the Increasing Bank agrees to return to the Borrower, with reasonable promptness, the Note previously delivered to the Increasing Bank by the Borrower.

         Section 3. Consent. The Administrative Agent hereby consents to the increase in the Commitment of the Increasing Bank effectuated hereby.

         Section 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 6. Bank Credit Decision. The Increasing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The Increasing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.


                              Exhibit F-2 - Page 1

         Section 7. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The execution, delivery and performance by the Borrower of this Agreement and the New Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action of the Borrower, require, in respect of the Borrower, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation (including, without limitation, Regulation X issued by the Federal Reserve Board) applicable to the Borrower or Regulation U issued by the Federal Reserve Board or the restated certificate of incorporation, as amended, or by-laws, as amended, of the Borrower or any judgment, injunction, order, decree or material ("material" for the purposes of this representation meaning creating a liability of $25,000,000 or more) agreement binding upon the Borrower or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Borrower or any of its Subsidiaries.

                  (b) This Agreement and the New Note are, when executed and delivered in accordance with this Agreement will be legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (c) After giving effect to this Agreement and any other New Bank Agreements and Commitment Increase Agreements, the Borrower will be in compliance with the limitation set forth in clause (a) of the proviso to the first sentence of Section 2.18 of the Credit Agreement.

                  (d) No event has occurred and is continuing which constitutes an Event of Default.

                  (e) Attached hereto are resolutions duly adopted by the Board of Directors or Executive Committee of the Borrower sufficient to authorize this Agreement and the New Note, and such resolutions are in full force and effect.

         Section 8. Default. Without limiting any other event that may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect in any material respect when made, and such materiality is continuing, such event shall constitute an "Event of Default" under the Credit Agreement.

         Section 9. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the New Note, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

         Section 10. Effectiveness. When, and only when, the Administrative Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by the Borrower, the Administrative Agent and the Increasing Bank, this Agreement shall become effective as of the date first written above.


                              Exhibit F-2 - Page 2

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       BORROWER:

                                       AZURIX CORP.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       ADMINISTRATIVE AGENT:

                                       CHASE BANK OF TEXAS, N.A.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       INCREASING BANK:

                                       -----------------------------------------


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                              Exhibit F-2 - Page 3

CONFIDENTIAL                                                        AZURIX CORP.
                                                                    SCHEDULE I

              FACILITY AND UTILIZATION FEES AND APPLICABLE MARGINS


*RATING LEVELS                          Rating Level                         Rating Level                  Rating Level
                                           Level I                            Level II                      Level III
                                           -------                            --------                      ---------

                                If Borrower's senior unsecured        If Borrower's senior            If Borrower's senior
                                long-term debt is rated BBB or        unsecured long-term debt is     unsecured long-term debt
                                better by S&P or Baa2 or better       rated BBB- by S&P or Baa3       is rated BB+ by S&P or
                                by Moody's.****                       by Moody's.****                 Ba1 by Moody's.****


**Facility Fees                             0.15%                              0.20%                          0.25%
    (per annum):

***Applicable Margin
   (per annum):

LIBOR Advance:                              0.22%                               .75%                          1.00%
LIBO Rate plus

Base Rate Advance:                           0%                                  0%                           0.25%
Base Rate plus

**Utilization Fee (if                       0.10%                              0.15%                          0.25%
Advances exceed 50% of
aggregate Commitments)




*RATING LEVELS                       Rating Level                            Rating Level
                                      Level IV                                 Level V
                                      --------                                 -------

                                If Borrower's senior                 If Borrower's senior unsecured
                                unsecured long-term debt is          long-term debt is rated BB- or
                                rated BB by S&P or Ba2 by            lower (or not rated) by S&P and
                                Moody's.****                         Ba3 or lower (or not rated) by
                                                                     Moody's.****

**Facility Fees                            0.375%                                0.50%
    (per annum):


***Applicable Margin
   (per annum):

LIBOR Advance:                              1.25%                                1.50%
LIBO Rate plus

Base Rate Advance:                          0.50%                                0.75%
Base Rate plus


**Utilization Fee (if                       0.30%                                0.35%
Advances exceed 50% of
aggregate Commitments)

* The relevant Rating Level is determined by the higher of S&P or Moody's rating (or substitute rating as described below). However, if one rating is two or more levels below the higher such rating, the Rating Level that is one level below the Rating Level otherwise applicable shall apply. For example, if S&P rates the Borrower's senior unsecured long-term debt A- and Moody's rates such debt Ba1, then Rating Level II would apply.

** For purposes of determining facility and utilization fees, the Rating Level for each calendar quarter shall be determined as of the first day of such quarter.

*** For purposes of determining Applicable Margin for LIBOR Advances, the Rating Level shall be determined as of the first day of the Interest Period for such Advances.

**** Or the equivalent rating of either Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. to the extent such rating is given.





                               Schedule I - Page 1

                                                                     SCHEDULE II

                           APPLICABLE LENDING OFFICES



--------------------------------------------------------------------------------------------------------------
            Name of Bank                        Domestic Lending Office              Eurodollar Lending Office
            ------------                        -----------------------              -------------------------



--------------------------------------------------------------------------------------------------------------

[TO COME FROM BANKS]




                              Schedule II - Page 1